Exhibit 99.B(17)

PROXY CARD

VICTORY PORTFOLIOS II
VICTORY CEMP MULTI-ASSET BALANCED FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE [ ], 2016

The undersigned, revoking prior proxies, hereby appoints Christopher K. Dyer, Scott A. Stahorsky and Erin G. Wagner, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution and re-substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders (the “Special Meeting”) of the Victory CEMP Multi-Asset Balanced Fund (“Balanced Fund”) held of record, to be held at the offices of Victory Capital Management Inc., 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144 on June [ ], 2016, at 10:00 A.M. Eastern Time, or at any adjournment thereof, upon the proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Note:  Please sign this proxy exactly as your name or names appear hereon.  Each joint owner should sign.  Trustees and other fiduciaries should indicate the capacity in which they sign.  If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

Signature	Date

Signature (if held jointly)	Date

Title if a corporation, partnership or other entity

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.  THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER.  PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

Simple methods to vote your proxy:

INTERNET

Log on to www.proxyonline.us. Make sure to have this proxy card available when you plan to vote your shares.  You will need the control number found in the box at the right at the time you execute your vote.

CONTROL NUMBER 123456789123

REPRESENTATIVE	Simply dial toll-free (866) 796-3441 and have this proxy card available at the time of the call. Representatives are available 9 a.m. to 10 p.m. Eastern time Monday through Friday.

TOUCHTONE PHONE	Simply dial toll-free (888) 227-9349 and follow the automated instructions. Please have this proxy card available at the time of the call.

MAIL	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on June     , 2016.  The proxy statement for this meeting is available at:www.proxyonline.com/docs/victory.pdf

TAGID:	CUSIP:

Victory CEMP Multi-Asset Balanced Fund

This proxy is solicited on behalf of the Board of Trustees, and the proposal (set forth below) have been proposed by the Board of Trustees.

When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated.  The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

Please vote, date and sign this proxy card and return it promptly in the enclosed envelope

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK.  Example:

VOTE ON PROPOSAL:

	FOR	AGAINST	ABSTAIN

To approve an Agreement and Plan of Reorganization providing for, among other things, the acquisition of all of the assets of the Balanced Fund by the Victory Strategic Allocation Fund (“Strategic Allocation Fund”), a diversified series of Victory Portfolios, an open-end management investment company, in exchange for corresponding or designated shares of the Strategic Allocation Fund having an aggregate value equal to the net asset value of the Balanced Fund and the assumption by the Strategic Allocation Fund of all liabilities of the Balanced Fund.

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YOU MAY VOTE ON THE INTERNET, BY TELEPHONE OR BY MAIL.

PLEASE SEE THE REVERSE SIDE FOR INSTRUCTIONS.